UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Sesen Bio, Inc.
(Name of Registrant as Specified In Its Charter)

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March 30, 2020
Dear Sesen Bio, Inc. Stockholder:
You are cordially invited to our Annual Meeting of Stockholders on Wednesday, May 6, 2020, beginning at 8:00 a.m., Eastern Daylight Time, which will be a virtual meeting conducted exclusively via live webcast at www.proxydocs.com/SESN. The enclosed notice of annual meeting of stockholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. Our board of directors recommends that you vote “FOR” Proposals 1, 2, 3 and 4, and that you vote “1 YEAR” for Proposal 5 as set forth in the proxy statement.
We look forward to seeing you there.
Very truly yours,
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer

Sesen Bio, Inc.
245 First Street, Suite 1800
Cambridge, MA 02142
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Wednesday, May 6, 2020
The annual meeting of stockholders of Sesen Bio, Inc., a Delaware corporation, or the Company, will be a virtual meeting conducted exclusively via live webcast at www.proxydocs.com/SESN on Wednesday, May 6, 2020, beginning at 8:00 a.m., Eastern Daylight Time, or the 2020 Annual Meeting, to consider and act upon the following matters:
1. To elect one class III director to our board of directors, to serve until the 2023 annual meeting of stockholders and until her successor has been duly elected and qualified;
2. To approve an amendment to our Restated Certificate of Incorporation, to effect a reverse stock split of our common stock at a ratio in the range of 1:3 to 1:10, such ratio to be determined in the discretion of our board of directors;
3. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020;
4. To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement;
5. To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers; and
6. To transact such other business as may properly come before the 2020 Annual Meeting or any adjournment or postponement thereof.
Due to rising concerns around the spread of COVID-19 in the United States and globally, the 2020 Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The 2020 Annual Meeting will only be conducted via live webcast. You may attend the 2020 Annual Meeting, vote your shares and submit questions electronically during the meeting via live webcast by registering at www.proxydocs.com/SESN.
To attend the 2020 Annual Meeting, you will need the control number included on your proxy card or voting authorization. You will need to register to attend the 2020 Annual Meeting prior to the deadline of 5:00 p.m. EDT on May 4, 2020. When registering you will be asked to provide the control number located inside the shaded gray box on your proxy card or voting instruction form, or the Control Number, as described in the proxy card or voting instruction form. Upon completing your registration, you will receive further instructions via email one hour prior to the start of the 2020 Annual Meeting, including a unique link that will allow you access to the 2020 Annual Meeting. You will have the ability to submit questions prior to and during the 2020 Annual Meeting. Please be sure to follow instructions found on your proxy card or voting authorization form and subsequent instructions that will be delivered to you via email.
Technical assistance will be available one hour prior to and during the 2020 Annual Meeting. Information related to technical assistance will be provided in the email with the sign-in instructions. We recommend that you log in at least 15 minutes before the 2020 Annual Meeting to ensure you are logged in when the 2020 Annual Meeting starts.
Stockholders of record at the close of business on March 27, 2020, the record date for the 2020 Annual Meeting, or Record Date, will be entitled to notice of and to vote at the 2020 Annual Meeting or any adjournment or postponement thereof. You are cordially invited to attend the 2020 Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board to promptly either sign, date and return the enclosed proxy card or vote via the Internet by following the instructions provided on the proxy card. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.
By order of the board of directors,
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer

Cambridge, Massachusetts
March 30, 2020
WHETHER OR NOT YOU EXPECT TO ATTEND THE 2020 ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE 2020 ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE NOTICE OR, IF YOU REQUESTED TO RECEIVE OR RECEIVED PRINTED PROXY MATERIALS, THE ENCLOSED PROXY CARD.

TABLE OF CONTENTS

Page
Information About the Annual Meeting and Voting	1

Votes Required	3

Corporate Governance	5

Board of Directors	5

How Our Board Is Organized	7

Board Committees	7

Board Meetings and Attendance	8

Board Processes	8

Board Policies	10

Executive Officers	13

Executive Compensation	13

Summary Compensation Table	13

Director Compensation	19

Audit-Related Matters	21

Audit Committee Report	21

Audit Fees and Services	21

Matters to Be Voted On	23

Proposal 1: Election of a Class III Director	23

Proposal 2: To approve an amendment to our Restated Certificate of Incorporation, to effect a reverse stock split of our common stock at a ratio in the range of 1:3 to 1:10, such ratio to be determined in the discretion of our Board	24

Proposal 3: To Ratify the Selection of Ernst & Young LLP as Sesen Bio’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020	31

Proposal 4: To Approve, on a Non-Binding Advisory Basis, the Compensation of Sesen Bio’s Named Executive Officers	32

Proposal 5: To Approve, on a Non-Binding Advisory Basis, the Frequency of Future Advisory Votes on the Compensation of Sesen Bio’s Named Executive Officers	33

Ownership of Common Stock	35

Section 16(a) Beneficial Ownership Reporting Compliance	36

Other Matters	37

Solicitation of Proxies	37

Householding of Annual Meeting Materials	37

Deadline for Submission of Stockholder Proposals for 2020 Annual Meeting of Stockholders	37

Sesen Bio, Inc.
245 First Street, Suite 1800
Cambridge, MA 02142
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 6, 2020
Information About the Annual Meeting and Voting
This proxy statement is furnished in connection with the solicitation of proxies by the board of directors, or the Board, of Sesen Bio, Inc., alternatively referred to herein as “Sesen,” the “Company,” “we” or “us” for use at the 2020 Annual Meeting of Stockholders, or the 2020 Annual Meeting, on Wednesday, May 6, 2020, beginning at 8:00 a.m., Eastern Daylight Time, conducted exclusively via live webcast at www.proxydocs.com/SESN. On March 27, 2020, the record date for the determination of stockholders entitled to vote at the 2020 Annual Meeting, or the Record Date, there were outstanding and entitled to vote an aggregate of 109,988,768 shares of our common stock, par value $0.001 per share, or common stock. Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the 2020 Annual Meeting.
We are providing our proxy materials to record stockholders by sending a printed copy of the full set of our proxy materials, or the Proxy Materials, consisting of the Notice of Annual Meeting of Stockholders, this Proxy Statement and a proxy card by mail. As permitted by Securities and Exchange Commission, or the SEC, rules, we are also providing access to the Proxy Materials on the Internet.
Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.
Attending the Meeting
Due to rising concerns around the spread of COVID-19 in the United States and globally, the 2020 Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The 2020 Annual Meeting will only be conducted via live webcast. You may attend the 2020 Annual Meeting, vote your shares and submit questions electronically during the meeting via live webcast by registering at www.proxydocs.com/SESN.
To attend the 2020 Annual Meeting, you will need the control number included on your proxy card or voting authorization form. You will need to register to attend the 2020 Annual Meeting prior to the deadline of 5:00 p.m., Eastern Daylight Time, on May 4, 2020, or the Registration Deadline. When registering you will be asked to provide the control number located inside the shaded gray box on your proxy card or voting instruction form, or the Control Number, as described in the proxy card or voting instruction form. Upon completing your registration, you will receive further instructions via email one hour prior to the start of the 2020 Annual Meeting, including a unique link that will allow you access to the 2020 Annual Meeting. You will have the ability to submit questions prior to and during the 2020 Annual Meeting. Please be sure to follow instructions found on your proxy card or voting authorization form and subsequent instructions that will be delivered to you via email.
Technical assistance will be available one hour prior to and during the 2020 Annual Meeting. Information related to technical assistance will be provided in the email with the sign-in instructions. We recommend that you log in at least 15 minutes before the 2020 Annual Meeting to ensure you are logged in when the 2020 Annual Meeting starts.
Voting Methods
If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of three ways:
(1) You may vote over the Internet. Before the meeting, you may vote your shares by following the “Vote by Internet” instructions in the Notice or on the enclosed proxy card. If you vote over the Internet, you do not need to vote by telephone, by completing and mailing your proxy card or by voting online at the 2020 Annual Meeting.
You may vote during the 2020 Annual Meeting through www.proxydocs.com/SESN. To be admitted to the 2020 Annual Meeting and vote your shares, you must register by the Registration Deadline and provide the Control Number as described in the Notice or in the proxy card or voting instruction card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the 2020 Annual Meeting, will be emailed to you.

(2) You may vote by telephone. You may vote your shares by following the “Vote by Phone” instructions in the Notice or on the enclosed proxy card. If you vote by telephone, you do not need to vote over the Internet, by completing and mailing your proxy card or by voting online at the 2020 Annual Meeting.
(3) You may vote by mail. You may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided. If you vote by mail, you do not need to vote over the Internet, by telephone or by voting online at the 2020 Annual Meeting.
All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice in accordance with the stockholders’ instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the Board's recommendations on such proposals as set forth in this proxy statement.
After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the 2020 Annual Meeting by doing any one of the following things:

•
submitting a new proxy by following the “Vote by Internet” or “Vote by Phone” instructions in the Notice or on the enclosed proxy card up until 11:59 p.m., Eastern Daylight Time, the day before the 2020 Annual Meeting;

•	signing another proxy card and either arranging for delivery of that proxy card by mail by 11:59 p.m., Eastern Daylight Time, the day before the 2020 Annual Meeting;

•	giving our Corporate Secretary a written notice before the 2020 Annual Meeting that you want to revoke your proxy; or

•	voting online at the 2020 Annual Meeting.
Your attendance at the 2020 Annual Meeting alone will not revoke your proxy.
Stockholder List
We will make a list of stockholders eligible to vote at the 2020 Annual Meeting available electronically on the virtual meeting website during the meeting for those attending the 2020 Annual Meeting, and for ten days prior to the 2020 Annual Meeting, at our offices at 245 First Street, Suite 1800, Cambridge, MA 02142. Please contact our Corporate Secretary at (617) 444-8550 if you wish to inspect the list of stockholders eligible to vote at the 2020 Annual Meeting prior to the 2020 Annual Meeting.
Shares Held in Street Name
If the shares you own are held in “street name” by a bank, broker or other nominee record holder, which, for convenience, we collectively refer to in this proxy statement as a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, change your vote or revoke your instructions, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of providing for voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The approval of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock (Proposal 2) and the ratification of Ernst & Young LLP as our independent registered public accounting firm (Proposal 3) are each considered to be discretionary items under the NYSE rules, and your brokerage firm will be able to vote on these items even if it does not receive instructions from you, so long as it holds your shares in its name. The election of a Class III director (Proposal 1), the approval of the compensation of our named executive officers (Proposal 4) and the recommendation of the frequency of future advisory votes on the compensation of our named executive officers (Proposal 5) are all a “non-discretionary” items, meaning that if you do not instruct your brokerage firm on how to vote with respect to Proposals 1, 4 or 5, your brokerage firm will not vote with respect to such proposal and your shares will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.
If your shares are held in street name, you are also invited to attend and vote your shares at the Annual Meeting live via webcast so long as you register to attend the Annual Meeting at www.proxydocs.com/SESN by the Registration Deadline. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the 2020 Annual Meeting, will be emailed to you. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Quorum
The holders of 54,994,385 shares of our common stock, representing a majority of the shares of our common stock issued and outstanding and entitled to vote at the 2020 Annual Meeting, will constitute a quorum for the transaction of business at the 2020 Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the 2020 Annual Meeting.
Votes Required
The following votes are required for approval of the proposals being presented at the 2020 Annual Meeting:
Proposal 1: To Elect a Class III Director. The nominee for director receiving the highest number of votes “FOR” election will be elected as a director. This is called a plurality.
Proposal 2: To approve an amendment to our Restated Certificate of Incorporation, to effect a reverse stock split of our common stock at a ratio in the range of 1:3 to 1:10, such ratio to be determined in the discretion of our board of directors. The affirmative vote of a majority of our issued and outstanding shares is required to approve the amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock.
Proposal 3: To Ratify the Selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019. The affirmative vote of a majority of the shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.
Proposal 4: To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement, or Say-on-Pay. The affirmative vote of a majority of the shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve, on an advisory basis, the compensation of our named executive officers.
Proposal 5: To recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers, or Say-on-Frequency. The affirmative vote of a majority of the shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to recommend, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers. However, because stockholders have several voting choices with respect to this proposal, it is possible that no single choice will receive a majority vote. In light of the foregoing, the Board will consider the outcome of the vote when determining the frequency of future non-binding votes on executive compensation.
Broker non-votes and abstentions with respect to a proposal are counted as present or represented by proxy for purposes of establishing a quorum. If a quorum is present, votes to withhold will have no effect on the outcome of the votes on Proposal 1 (election of directors), but abstentions will count as votes against Proposal 2 (approval of an amendment to our Certificate of Incorporation to effect a reverse stock split), Proposal 3 (ratification of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year), Proposal 4 (Say-on-Pay) and Proposal 5 (Say-on-Frequency). Broker non-votes will have no effect on the outcomes of Proposal 1, Proposal 2, Proposal 3, Proposal 4 or Proposal 5.
All outstanding shares of our common stock represented by valid and unrevoked proxies received in time for the 2020 Annual Meeting will be voted. With respect to the election of directors, a stockholder may (i) vote for the election of the director nominee, or (ii) withhold authority to vote for such director nominee.
The proposals (x) to approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:3 to 1:10, with such ratio to be determined in the discretion of our Board, (y) to ratify Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and (z) to approve, on a non-binding advisory basis, the compensation of our named executive officers, each allow stockholders to (i) vote “FOR” the matter, (ii) vote “AGAINST” the matter, or (iii) “ABSTAIN” from voting on the matter.
With respect to the Say-on-Frequency proposal, a stockholder may vote (i) “1 YEAR” for the matter, (ii) “2 YEARS” for the matter, (iii) “3 YEARS” for the matter, or (iv) “ABSTAIN” from voting on the matter.
Shares will be voted on each proposal as instructed in the accompanying proxy. However, if no instructions are given on a validly signed and returned proxy (other than with respect to broker non-votes), the shares will be voted in accordance with the Board’s recommendations as follows: (i) “FOR” the election of the named director nominee; (ii) “FOR” approval of the amendment to the our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:3 to 1:10, such ratio to be determined in the discretion of our Board; (iii) “FOR” ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; (iv) “FOR” the Say-on-Pay proposal; and (v) “1 YEAR” for the Say-on-Frequency proposal.
This Proxy Statement and accompanying form of proxy card are first being mailed or given to stockholders on or about , 2020.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on Wednesday, May 6, 2020:
This proxy statement and our 2019 Annual Report are available at www.proxydocs.com/SESN for viewing, downloading and printing.

CORPORATE GOVERNANCE
Board of Directors
Members of Our Board of Directors
The following table sets forth the name and age of each of our directors as of March 15, 2020.

Name	Age	Position
Thomas R. Cannell, D.V.M.	58	President and Chief Executive Officer and Director
Jay S. Duker, M.D.(2)(3)	61	Chair of the Board of Directors
Carrie L. Bourdow(3)	57	Director
Jane V. Henderson(1)(2)(3)	54	Director
Jason A. Keyes(1)	48	Director
Daniel S. Lynch(1)(2)	61	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.
Thomas R. Cannell, D.V.M. has served as our President and Chief Executive Officer since August 2018. Prior to joining us, Dr. Cannell served as Orexigen Therapeutics, Inc.’s Chief Operating Officer & President of Global Commercial Products from July 2016 to July 2018, and as its Chief Commercial Officer from March 2015 to June 2016. While at Orexigen, Dr. Cannell led the successful commercialization and profitability of Contrave®. Prior to Orexigen, Dr. Cannell spent 27 years with Merck & Co., Inc., where he held senior leadership positions in global commercialization, consumer marketing, and sales operations and management for both development-stage programs and approved marketed products. While with Merck, he served as President and Managing Director of Merck Canada from December 2012 to October 2014, and Chief Marketing Officer & Chief Strategy Officer for MSD Japan, a subsidiary of Merck & Co., from 2010 to 2012 where he was responsible for setting up a long-standing strategic process and plan, managed a multi-billion-dollar product portfolio and oversaw thousands of employees. In addition, he designed and successfully piloted an innovative, customer-centric commercial model for Merck’s U.S. business. Dr. Cannell received his DVM degree from Washington State University. We believe that Dr. Cannell's perspective and history as our President and Chief Executive Officer, and the breadth and depth of his industry experience, qualify him to serve on our Board of Directors.
Jay S. Duker, M.D. has served as a member of our Board since January 2015 and Chairman of the Board since February 2020. Dr. Duker has served in varying capacities at the New England Eye Center (NEEC) since January 1992, most recently as Director since 2001. He is Professor and Chairman of the Department of Ophthalmology at Tufts Medical Center and the Tufts University School of Medicine. He has published more than 350 journal articles, with his major research interests including retinal imaging, in particular optical coherence tomography (OCT), retinal vascular diseases, and drug delivery to the posterior segment. His book, Yanoff and Duker’s Ophthalmology, is one of the bestselling ophthalmic texts over the past decade. Dr. Duker is the co-founder of three companies, including Hemera Biosciences, a clinical stage biotech company whose focus is a gene therapy based treatment for age-related macular degeneration. Dr. Duker is on the board of directors of EyePoint Pharmaceuticals, Inc. (Nasdaq: EYPT) since September 2016. Dr. Duker received an A.B. from Harvard University and a M.D. from the Jefferson Medical College at Thomas Jefferson University. We believe that Dr. Duker is qualified to serve on our Board because of his extensive clinical and academic experience, his medical knowledge and as a co-founder of other life sciences companies.
Jane V. Henderson has served as a member of our Board since October 2013. Ms. Henderson has served as the Chief Financial Officer of Turnstone Biologics since July 2018. Previously, Ms. Henderson served as the Chief Financial Officer and Senior Vice President of Corporate Development of Voyager Therapeutics, Inc., a biopharmaceutical company, from January 2017 to July 2018. Ms. Henderson served as the Senior Vice President, Chief Financial and Business Officer of Kolltan Pharmaceuticals, Inc., a biopharmaceutical company, from February 2013 to November 2016, when Kolltan Pharmaceuticals was acquired by Celldex Therapeutics, Inc. Prior to joining Kolltan Pharmaceuticals, Ms. Henderson served as the Vice President, Business Development of ISTA Pharmaceuticals, Inc., an eye care company, from June 2010 to June 2012, when ISTA Pharmaceuticals was acquired by Bausch + Lomb Incorporated. Prior to joining ISTA Pharmaceuticals, Ms. Henderson served as the Executive Vice President, Chief Financial Officer and Head of Business Development of Axerion Pharmaceuticals, Inc., a pharmaceutical company, from September 2009 to June 2010, provided independent consulting services from February 2009 to September 2009 and served as the Executive Vice President, Chief Financial Officer and Chief

Business Officer of Panacos Pharmaceuticals, Inc., a pharmaceutical company, from January 2008 to February 2009. Prior to that, Ms. Henderson served in a variety of senior investment banking roles at HSBC Holdings plc, Canadian Imperial Bank of Commerce, Lehman Brothers and Salomon Brothers. Ms. Henderson currently serves on the board of directors of IVERIC bio, Inc. (Nasdaq: ISEE), formerly Ophthotech Corporation, where she also serves as Chair of the Audit Committee. Ms. Henderson received a B.S. in Psychology from Duke University. We believe that Ms. Henderson is qualified to serve on our Board because of her extensive executive leadership experience in and knowledge of the life sciences industry and her extensive finance background as a chief financial officer for over ten years and as an investment banker for over twenty years.
Daniel S. Lynch has served as a member of our Board since December 2013 and as the Chair of our Board from December 2013 to December 2016. Mr. Lynch has served as a venture partner at Third Rock Ventures, a venture capital firm, from May 2013 until December 2016, and as an entrepreneur-in-residence from May 2011 to May 2013. Since 2005, Mr. Lynch has served on the boards of directors of several life sciences companies, including on the board of directors of bluebird bio, Inc. (Nasdaq: BLUE) since 2011, as chairman of the board of directors for Blueprint Medicines Corp. (Nasdaq: BPMC) since 2012, as chairman of the board of Surface Oncology (Nasdaq: SURF) since 2016, as chairman of the board of directors for Translate Bio, Inc. (Nasdaq: TBIO) since 2012, and as chairman of the board of directors for SpringWorks Therapeutics, Inc. (Nasdaq: SWTX) since 2012. Previously, Mr. Lynch served on the board of directors of DNIB Unwind, Inc. (formerly BIND Therapeutics, Inc.) from 2012 until its acquisition by Pfizer Inc. in 2016. Prior to that, Mr. Lynch served as the Chief Financial Officer and then the Chief Executive Officer of ImClone Systems Inc. Mr. Lynch received a B.A. in Mathematics from Wesleyan University and an M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia. We believe that Mr. Lynch is qualified to serve on our Board because of his senior leadership experience, his experience in private equity investing in life sciences companies and his extensive corporate governance experience through service on the boards of directors of other life sciences companies.
Carrie L. Bourdow has served as a member of our Board since February 2020. Ms. Bourdow has served as the President, Chief Executive Officer and a member of the board of directors of Trevena, Inc. (Nasdaq: TRVN) since October 2018. Prior to her role as Chief Executive Officer, Ms. Bourdow joined Trevena as Senior Vice President and Chief Commercial Officer in May 2015 and was appointed Executive Vice President and Chief Operating Officer in January 2018. Prior to joining Trevena, Ms. Bourdow was Vice President of Marketing at Cubist Pharmaceuticals, Inc., from May 2013 until its acquisition by Merck & Co., Inc. in May 2015. At Cubist, Ms. Bourdow led launch strategy, marketing, reimbursement, and operations for products totaling over $1 billion in annual revenues. Prior to Cubist, Ms. Bourdow served for more than 20 years at Merck & Co., Inc., where she held positions of increasing responsibility across commercial functions and therapeutic areas. Since June 2017, she has served on the board of directors of Nabriva Therapeutics plc. (Nasdaq: NBRV), a publicly traded biopharmaceutical company. We believe that Ms. Bourdow is qualified to serve on our Board because of her extensive executive leadership experience, and her nearly thirty years of pharmaceutical industry experience.
Jason A. Keyes has served as a member of our Board since February 2020. Mr. Keyes has served as the Chief Financial Officer of Equillium, Inc. (Nasdaq: EQ) since March 2018. Prior to joining Equillium, he was Executive Vice President and Chief Financial Officer of Orexigen Therapeutics, Inc. from June 2016 to February 2018 where he played a key role in setting the business and financial strategy for the global commercialization of the product portfolio. Prior to his role as Chief Financial Officer, Mr. Keyes, held the position of Vice President, Finance at Orexigen from February 2015 to June 2016. Before that, Mr. Keyes held positions of increasing responsibility at Amylin Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, from August 2007 until January 2013. Earlier in his career, Mr. Keyes held leadership positions in finance and corporate strategy at Amgen, Inc., a publicly-held biopharmaceutical company, and Baxter Healthcare Corporation, a publicly-held healthcare company. Over his career, Mr. Keyes has been responsible for leading financial planning across the biotechnology value chain, managing investor relations, raising capital, and driving business development. We believe that Mr. Keyes is qualified to serve on our Board because of his extensive executive leadership experience in and knowledge of the life sciences industry and his finance background, including his experience as a public company chief financial officer .
Board Composition
Our Board is currently authorized to have six members and currently consists of six members. Our Board is divided into three classes, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the Class I directors are Thomas R. Cannell and Carrie L. Bourdow, and their term expires at our annual meeting of stockholders to be held in 2021;

•	the Class II directors are Jay S. Duker and Jason A. Keyes, and their term expires at the 2022 Annual Meeting; and

•	the Class III directors are Jane V. Henderson and Daniel S. Lynch, and their term expires at our annual meeting of stockholders to be held in 2020.

Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Our directors may be removed only for cause by the affirmative vote of the holders of 75% or more of our voting stock.
Board Determination of Independence
Our Board observes all applicable criteria for independence established by the rules of the Nasdaq Stock Market, or the Nasdaq Stock Market Rules, and other governing laws and applicable regulations, including the requirement that a majority of our directors be independent as defined under the Nasdaq Stock Market Rules. Under Rule 5605(a)(2) of the Nasdaq Stock Market Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that all of our directors with the exception of Dr. Cannell are independent as defined under the Nasdaq Stock Market Rules.
In addition, the Nasdaq Stock Market Rules require that, subject to specified exceptions, (i) each member of our audit and compensation committees be independent; (ii) each member of our audit committee satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act; and (iii) each member of our compensation committee satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of our audit committee may not, other than in his or her capacity as a member of the audit committee, the Board, or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries; or (2) be an affiliated person of us or any of our subsidiaries. In addition, Rule 10C-1 under the Exchange Act requires that, with respect to the independence of each member of our compensation committee, our Board consider all factors specifically relevant to determining whether a director has a relationship with us which is material to that director’s ability to be independent from management in connection with his or her duties as a compensation committee member, including, but not limited to: (1) the source of his or her compensation as a director, including any consulting, advisory or other compensatory fee paid by us to him or her; and (2) whether he or she is affiliated with us or any of our subsidiaries or affiliates.
Our Board has also determined that: (i) Ms. Henderson, Mr. Lynch and Mr. Keyes, who comprise our audit committee; and (ii) Mr. Duker, Ms. Henderson and Mr. Lynch, who comprise our compensation committee, each satisfy the independence standards for those committees established by the applicable rules and regulations under the Exchange Act and the Nasdaq Stock Market Rules. In addition, each member of our nominating and corporate governance committee is independent as defined under the Nasdaq Stock Market Rules. In making such determination, our Board considered the relationships that each such non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining independence.
No director is related to any of our other directors or executive officers and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director.
How Our Board Is Organized
Board Leadership Structure
The positions of chair of the Board and chief executive officer are presently separated at our company. The duties of the chair of the Board include the following:

•	chairing meetings of our Board and of the independent directors in executive session;

•	meeting with any director who is not adequately performing his or her duties as a member of our Board or any committees thereof;

•	facilitating communications between other members of our Board and the chief executive officer;

•	determining the frequency and length of Board meetings and recommending when special meetings of our Board should be held;

•	preparing or approving the agenda for each Board meeting; and

•	reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our Board.
Our Board decided to separate the roles of chair and chief executive officer because it believes that a bifurcated leadership structure offers the following benefits:

•	increasing the independent oversight of our company and enhancing our Board’s objective evaluation of our chief executive officer;

•	freeing the chief executive officer to focus on company operations instead of board administration;

•	providing the chief executive officer with an experienced sounding board;

•	providing greater opportunities for communication between stockholders and our Board;

•	enhancing the independent and objective assessment of risk by our Board; and

•	providing an independent spokesperson for our company.
Board Committees
Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which operates under a charter that has been approved by our Board. Copies of the committee charters are posted on the Investor Relations section of our website, which is located at www.sesenbio.com.
Audit Committee
The members of our audit committee are Ms. Henderson, Mr. Lynch and Mr. Keyes. Ms. Henderson chairs our audit committee. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of, our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports and other communications from such firm;

•
reviewing and discussing with management and our independent registered public accounting firm (x) our annual and quarterly financial statements and related disclosures (including any interim financial statements to be included in our periodic disclosures filed with the SEC); (y) our earnings press releases; and (z) litigation or other legal matters that could have a significant impact on our financial results;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	overseeing our risk assessment and risk management policies;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal auditing staff, if applicable, and our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions;

•	preparing the audit committee report required by SEC rules; and

•	conducting a periodic self-assessment of the audit committee and its charter.
All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Our Board has determined that each of Ms. Henderson, Mr. Lynch and Mr. Keyes is an “audit committee financial expert” as defined in applicable SEC rules and that each qualifies as independent as defined under the applicable Nasdaq rules.
The audit committee met five times during 2019.
Compensation Committee
The members of our compensation committee are Dr. Duker, Ms. Henderson and Mr. Lynch. Dr. Duker chairs our compensation committee. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our Board with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives, including the establishment of corporate goals and objectives applicable to our chief executive officer and our other executive officers;

•
reviewing and approving, or making recommendations to our Board with respect to, the terms of any binding offer letters, employment agreements, termination agreements or arrangements, change-in-control agreements, severance agreements, indemnification agreements or other material compensatory agreements with our chief executive officer or our other executive officers;

•	overseeing and administering our cash and equity incentive plans;

•
retaining the services, following the determination of independence under applicable Nasdaq and Exchange Act rules, of our compensation consultant, as well as overseeing and considering the recommendations of our compensation consultant;

•	reviewing and making recommendations to our Board with respect to director compensation;

•	establishing, if deemed advisable by our Board, stock ownership guidelines for our chief executive officer, directors and other executive officers;

•	reviewing and discussing annually with management our compensation disclosure required by SEC rules;

•	preparing the compensation committee report required by SEC rules; and

•	conducting a periodic self-assessment of the compensation committee and its charter.
The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under “Board Processes-Executive and Director Compensation Processes.” In addition to the Board’s independence determination, our Board has determined that each member of our compensation committee is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.
The compensation committee met six times during 2019.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Dr. Duker, Ms. Henderson and Ms. Bourdow. Dr. Duker chairs our nominating and corporate governance committee. Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board;

•	recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

•	reviewing and making recommendations to our Board with respect to our Board leadership structure;

•	reviewing and making recommendations to our Board with respect to management succession planning;

•	reviewing and making recommendations to our Board with respect to the adequacy of our certificate of incorporation and by-laws;

•	developing and recommending to our Board corporate governance principles;

•	overseeing a periodic evaluation of our Board; and

•	conducting a periodic self-assessment of the nominating and corporate governance committee and its charter.
The nominating and corporate governance committee met one time during 2019.
At the 2020 Annual Meeting, stockholders will be asked to consider the election of Ms. Henderson.
Board Meetings and Attendance
Our Board met eleven times during 2019. During 2019, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees of the Board on which he or she then served, except for Mr. Dan who attended four of the six (66.7%) Board meetings held in 2019 before his retirement from the Board on July 16, 2019.
Our directors are encouraged to attend our annual meetings of stockholders. At the annual meeting of stockholders held in 2019, five of the six directors then in office were in attendance.
Board Processes
Oversight of Risk
Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our nominating and corporate governance committee oversees risk management activities relating to Board composition and management succession planning; and our compensation committee oversees risk management activities relating to our compensation policies and practices. Each committee reports to the full Board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full Board discusses particular risks.
Executive Sessions
Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times they deem necessary. Our Board’s policy is to hold executive sessions both with and without the presence of management. Our Board committees also generally meet in executive session at the end of each committee meeting.
Director Nomination Process
The process followed by our nominating and corporate governance committee and our Board to identify and evaluate director candidates may include requests to Board members and others for recommendations, evaluation of the performance on our Board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates who are not then serving on our Board, interviews of selected candidates by members of our nominating and corporate governance committee and our Board.
In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, our nominating and corporate governance committee and our Board apply the criteria set forth in our corporate governance guidelines described below under “Corporate Governance Guidelines.” Consistent with these criteria, our nominating and corporate governance committee and our Board expect every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment and a commitment to understand our business and industry.
The director nominee, Ms. Henderson, is currently a member of our Board. The nominee's biography under “Board of Directors - Members of Our Board of Directors” indicate the experience, qualifications, attributes and skills of the nominee, Ms. Henderson, that led our nominating and corporate governance committee and our Board to conclude she should continue to serve as a member of our Board. Our nominating and corporate governance committee and our Board believe the nominee, Ms. Henderson, has the individual attributes and characteristics required of each of our directors, and that the nominee possesses the skill sets and specific experience desired of our Board as a whole.
Our nominating and corporate governance committee and our Board consider the value of diversity when selecting nominees, and believe that our Board, taken as a whole, should embody a diverse set of skills, experiences and abilities. Our nominating and corporate governance committee and our Board do not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.
Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to our Corporate Secretary at Sesen Bio, Inc., 245 First Street, Suite 1800, Cambridge, MA 02142, Attention: Corporate Secretary. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our by-laws and must be received by us no later than the date referenced below in “Other Matters—Deadline for Submission of Stockholder Proposals for the 2021 Annual Meeting of Stockholders.” Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee and our Board will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our Board, by following the procedures set forth under “Other Matters—Deadline for Submission of Stockholder Proposals for the 2021 Annual Meeting of Stockholders.”
Communications with Stockholders

Our management will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may communicate with our management by writing to our Corporate Secretary at Sesen Bio, Inc., Attention: Corporate Secretary, 245 First Street, Suite 1800, Cambridge, MA 02142, or by calling (617) 444-8550. Additional information about contacting our Board or management is available on the Investor Relations section of our website, which is located at www.sesenbio.com.
In addition, stockholders who wish to communicate with our entire Board may do so by writing to Dr. Jay S. Duker, Chair of the Board, Sesen Bio, Inc., 245 First Street, Suite 1800, Cambridge, MA 02142. Communications will be forwarded to other directors if they relate to substantive matters that the Chair of the Board, in consultation with our legal counsel, considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.
Executive and Director Compensation Processes
Our executive compensation program is administered by the compensation committee of our Board, subject to the oversight of our full Board. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review makes recommendations to our Board for approval, which has full discretion to approve or modify the recommendations of the compensation committee.
In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Our compensation committee has also retained the services of Radford, an independent compensation consultant, to provide it with additional comparative data on executive compensation practices in our industry and to advise us on our executive compensation program generally. Although the compensation committee considers Radford’s advice and recommendations about our executive compensation program, the compensation committee ultimately makes its own decisions about these matters.
None of the compensation committee members and none of our executive officers or directors have any relationship with Radford or the individual consultants employed by Radford. Radford has not provided any other services to our Board or management other than compensation consulting services to the compensation committee. The compensation committee has determined that no conflicts of interest exist between Radford and our company, our directors or our executive officers. The compensation committee is directly responsible for the appointment and oversight of any compensation consultants and other advisors it retains.
Our director compensation program is administered by the compensation committee of our Board, subject to the oversight and approval of our full Board. The compensation committee conducts periodic reviews of director compensation and makes recommendations to the Board with respect thereto.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our stockholders. The guidelines provide that:

•	our Board’s principal responsibility is to oversee our management;

•	a majority of the members of our Board must be independent directors;

•	the independent directors meet in executive session at least twice a year;

•	directors have full and free access to management and, as necessary, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	our Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.
A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at www.sesenbio.com.
Board Policies
Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest and the amount involved in such transaction, arrangement or relationship exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years. Because one percent of our average total assets for the past two fiscal years has exceeded $120,000, our Board applies the $120,000 threshold under our policy.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction or direct that such transaction be terminated and rescinded. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•
interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than $120,000; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws.
The policy provides that transactions involving the compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.
Certain Relationships and Related Party Transactions
Since January 1, 2018, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
Manufacturing and Office Lease

We lease a manufacturing, laboratory, and office facility in Winnipeg, Manitoba, from an affiliate of Leslie Dan, our former director who retired from our Board in July 2019, under a five year renewable lease through September 2020 with a right to renew the lease for one subsequent five-year term. For the years ended December 31, 2019 and 2018, we had a rent expense for this facility of $320,000 and $298,000, respectively.
Protoden License
We are party to an intellectual property license agreement under which we pay fees to Protoden Technologies Inc., or Protoden, a company owned by an affiliate of Mr. Dan. Pursuant to the agreement, we have an exclusive, perpetual, irrevocable and non-royalty bearing license, with the right to sublicense, under certain patents and technology to make, use and sell products that utilize such patents and technology. The annual fee is $100,000. Beginning on January 1, 2025, the licenses granted to us will require no further payments to Protoden. We paid $100,000 under this license agreement to Protoden in each of the years ended December 31, 2018 and 2019.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements. A current copy of the code is posted on the Corporate Governance section of our website, which is located at http://www.sesenbio.com. If we make any substantive amendments to, or grant any waivers from, the Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in filings under the Exchange Act to the extent required by the applicable rules and exchange requirements.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of March 15, 2020:

Name	Age	Position
Thomas R. Cannell, D.V.M.	58	President and Chief Executive Officer and Director
Monica Forbes	44	Chief Financial Officer and Treasurer
Glen MacDonald, Ph.D	62	Chief Technology Officer
Mark R. Sullivan	48	General Counsel & Corporate Secretary
In addition to the biographical information for Dr. Cannell, which is set forth above, under “Corporate Governance - Board of Directors - Members of Our Board of Directors,” set forth below is certain biographical information about Ms. Forbes, Dr. MacDonald and Mr. Sullivan:
Monica Forbes has served as our Chief Financial Officer since August 2020. Ms. Forbes previously served as a finance consultant to the Company from April 2019 through July 2019, at which time she joined the Company as our Vice President, Finance since August 1, 2019. From July 2018 to April 2019, Ms. Forbes served as the Vice President and Chief Financial Officer of Nalpropion Pharmaceuticals, Inc. Prior to that Ms. Forbes served as Vice President and acting Chief Financial Officer of Orexigen Therapeutics, Inc. from February 2018 until Nalpropion’s acquisition of Orexigen in July 2018, Senior Director of Financial Planning and Analysis (FP&A) of Orexigen from October 2016 to February 2018, and Director of FP&A from October 2014 to October 2016. Ms. Forbes holds a B.S. in Business Administration from San Diego State University.
Glen MacDonald, Ph.D. has served as our Chief Technology Officer since February 2017. From the time of our acquisition of Viventia Bio Inc. in September 2016 to February 2017, Dr. MacDonald served as our Chief Scientific Officer. Dr. MacDonald was Chief Scientific Officer of Viventia Bio Inc. from 2012 to September 2016 and of Viventia Bio Inc.'s predecessor company, Viventia Biotech Inc., from 2005 to 2012. Prior to that, Dr. MacDonald served Viventia Biotech Inc. in several research related capacities from 1997 to 2005. Dr. MacDonald held a Manitoba Cancer Treatment Research Foundation Fellowship from 1996 to 1997 while serving as a post-doctoral fellow at the University of Manitoba Cancer Treatment Research Foundation from 1995 to 1997. Dr. MacDonald also served as a Canadian Arthritis Society post-doctoral fellow at the University of North Carolina at Chapel Hill from 1993 to 1995. He graduated from the University of Guelph with a bachelor’s degree in genetics in 1980 and earned an M.Sc. and Ph.D. from the University of Manitoba in 1987 and 1993, respectively. Dr. MacDonald’s scientific background is extensive, having published in the areas of monoclonal antibodies, graft versus-host disease, lupus and apoptosis.
Mark R. Sullivan has served as our General Counsel and Corporate Secretary since August 2019. From April 2018 to August 2019 he served as our Acting General Counsel. From August 2012 through March 2018, he served as a private consultant to life sciences companies. Previously, he served as the General Counsel, Chief Compliance Officer and Secretary of MModal Inc. (Nasdaq: MODL), formerly MedQuist, Inc., a leading healthcare IT company, from September 2006 until July 2012 when MModal was taken private by One Equity Partners, the private investment arm of JP Morgan Chase & Co. From August 2004 until September 2006, Mr. Sullivan was the Acting General Counsel of MModal MQ Inc. Between March 2003 and August 2004, Mr. Sullivan served as Associate General Counsel and Assistant Secretary of MModal MQ Inc. Prior to joining MModal, Mr. Sullivan was in private practice with Pepper Hamilton LLP from 2000 to 2003, and Drinker Biddle & Reath LLP from 1998 to 2000. Mr. Sullivan received a B.A. from the University of Pennsylvania and a J.D. from the Rutgers University School of Law.
EXECUTIVE COMPENSATION
Our named executive officers for 2019 are Thomas R. Cannell, D.V.M., our President and Chief Executive Officer, Monica Forbes, our Chief Financial Officer, and Mark R. Sullivan, our General Counsel and Corporate Secretary.
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Option awards ($)4)	Non-equity incentive plan compensation (5)	All other compensation ($)(10)	Total ($)
Thomas R. Cannell, D.V.M.(1) President and Chief Executive Officer	2019	520,000	568,244	312,000	4,000	1,404,244
	2018	198,012	1,434,362	97,500	280,000	2,009,874
Monica Forbes(2) Chief Financial Officer and Treasurer	2019	212,538	404,007	58,700	—	675,245
Mark R. Sullivan(3) General Counsel and Corporate Secretary	2019	456,949	335,894	140,875	4,000	937,718

(1)	Dr. Cannell has served as our President and Chief Executive Officer since August 7, 2018.

(2)
Ms. Forbes has served as our Chief Financial Officer and Treasurer since August 26, 2019. Prior to that, she served as our Vice President, Finance from August 1, 2019 to August 26, 2019. Before joining us as an employee, Ms. Forbes served as a finance consultant to us from April 29, 2019 to July 31, 2019, pursuant to a consulting agreement dated April 29, 2019. Pursuant to such consulting agreement we paid Ms. Forbes a consulting fee at an agreed upon hourly rate of $200 per hour for such services and reimbursed Ms. Forbes for business related expenses. The consulting fees earned by Ms. Forbes in 2019 pursuant to such consulting agreement are included in the amount reported for Ms. Forbes in the “Salary” column.

(3)
Mr. Sullivan served as our Acting General Counsel from April 25, 2018 to July 31, 2019, when he was appointed our General Counsel and Corporate Secretary. During the period that Mr. Sullivan served as our Acting General Counsel, Mr. Sullivan served as a consultant to the Company pursuant to an agreement dated April 25, 2018. Pursuant to such agreement, we paid Mr. Sullivan a consulting fee at an agreed upon hourly rate of $200 per hour for such services and reimbursed Mr. Sullivan for business related expenses. The consulting fees earned by Mr. Sullivan in 2019 pursuant to such consulting agreement are included in the amount reported for Mr. Sullivan in the “Salary” column. Mr. Sullivan became an employee on August 1, 2019 when he was appointed our General Counsel and Corporate Secretary.

(4)
The amounts reported in the "Options awards" column reflect the aggregate grant date fair value of stock options awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification, or ASC, Topic 718. See Note 12 to our financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2019 regarding assumptions underlying the valuation of equity awards.

(5)
The amounts reported in the "Non-equity incentive plan compensation" column reflect bonuses that were earned by our executive officers in fiscal year 2019 based on the achievement of pre-established performance goals that were previously communicated to our executive officers.

(6)
For Dr. Cannell, the amount reported in 2018 includes a one-time relocation payment in the amount of $280,000 in connection with his relocation to the Philadelphia, PA area. For Dr. Cannell and Mr. Sullivan, the amounts reported in 2019 reflect discretionary 401(k) matching contributions contributed to our 401(k) retirement plan for each of them as approved by the Board.

Narrative to Summary Compensation Table
Employment, Retention and Consulting Agreements with Named Executive Officers
Thomas R. Cannell, D.V.M.

In August 2018, we entered into an employment agreement with Dr. Cannell, which provides that his employment will continue until either we or Dr. Cannell provide notice of termination in accordance with the terms of the agreement. In addition, we entered into a non-competition, non-solicitation, confidentiality and assignment agreement with Dr. Cannell, which prohibits him from competing with us, soliciting our employees and customers and disclosing confidential information during the term of his employment and for one year following the conclusion of his service with us.

Pursuant to Dr. Cannell's employment agreement, he is entitled to receive an annual base salary of $520,000, which will be reviewed at least annually and will be subject to increase (but not decrease) from time to time, as determined by the Board. Dr. Cannell's base salary in 2020 is $535,600. In addition, pursuant to his employment agreement, Dr. Cannell is eligible to receive an annual cash bonus, which is based on the achievement of individual and corporate performance objectives, calculated as a percentage of his annual base salary, and which will be determined by the Board, in its sole discretion. Dr. Cannell’s target annual bonus for 2018, 2019 and 2020 is 50% of his annual base salary. Under his employment agreement, Dr. Cannell received a one-time relocation payment in the amount of $280,000. If, prior to the two-year anniversary of August 7, 2018, Dr. Cannell resigns without “good reason” (as such term is defined in his employment agreement) or is terminated with “cause” (as such term is defined in the his employment agreement), Dr. Cannell will be required to repay us the total sum of relocation benefits paid to him pursuant to his employment agreement.

Monica F. Forbes

On April 29, 2019, we entered into a consulting agreement with Ms. Forbes to serve as our finance consultant. Under such agreement, Ms. Forbes received a consulting fee of $200 per hour and reimbursement of business related expenses. On August 1, 2019, we entered into an employment agreement with Ms. Forbes for the position of Vice President, Finance at an annual base salary of $300,000. On August 26, 2019, we entered into a new employment agreement with Ms. Forbes in connection with her appointment as our Chief Financial Officer and Treasurer. Ms. Forbes' current agreement provides that employment will continue until either we or Ms. Forbes provide notice of termination in accordance with the terms of the agreement. In addition, we entered into a non-competition, non-solicitation, confidentiality and assignment agreement with Ms. Forbes, which prohibits her from competing with us, soliciting our employees and customers and disclosing confidential information during the term of her employment and for one year following the conclusion of her service with us.

Pursuant to Ms. Forbes' current employment agreement, she is entitled to receive an annual base salary of $350,000 which will be reviewed at least annually and will be subject to increase (but not decrease) from time to time, as determined by our Board. Ms. Forbes' annual base salary for 2020 is $362,600. In addition, pursuant to her employment agreement, Ms. Forbes is eligible to receive an annual cash bonus based on the achievement of individual and corporate performance objectives, calculated as a percentage of her annual base salary, and which will be determined by our Board, in its sole discretion. Ms. Forbes' annual target bonus for 2019 and 2020 is equal to 35% of her annual base salary.

Mark R. Sullivan

On April 28, 2019, we entered into a consulting agreement with Mr. Sullivan as our Acting General Counsel. Under such agreement, Mr. Sullivan received a consulting fee of $200 per hour and reimbursement of business related expenses. On August 1, 2019, we entered into an employment agreement with Mr. Sullivan. Mr. Sullivan's agreement provides that employment will continue until either we or Mr. Sullivan provide notice of termination in accordance with the terms of the agreement. In addition, we entered into a non-competition, non-solicitation, confidentiality and assignment agreement with Mr. Sullivan, which prohibits him from competing with us, soliciting our employees and customers and disclosing confidential information during the term of his employment and for one year following the conclusion of his service with us.

Pursuant to Mr. Sullivan's employment agreement, he is entitled to receive an annual base salary of $350,000, which will be reviewed at least annually and will be subject to increase (but not decrease) from time to time, as determined by our Board. Mr. Sullivan's annual base salary for 2020 is $359,100. In addition, pursuant to his employment agreement, Mr. Sullivan is eligible to receive an annual cash bonus based on the achievement of individual and corporate performance objectives, calculated as a percentage of his annual base salary, and which will be determined by our Board, in its sole discretion. Mr. Sullivan’s annual target bonus for 2019 and 2020 is equal to 35% of his annual base salary.

Equity Awards
Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention by incenting our executive officers to remain in our employment during the vesting period. Accordingly, our Board periodically reviews the equity incentive compensation of our executive officers and from time to time may grant equity incentive awards to them, including in the form of stock options or restricted stock units, or RSUs.
On February 21, 2019, we granted Dr. Cannell options to purchase 1,000,000 shares of our common stock at an exercise price of $0.8285 per share. These options vest 6.25% every three months over four years, subject to Dr. Cannell’s continued service with us on the applicable vesting date. On August 7, 2018, we granted Dr. Cannell options to purchase 1,350,000 shares of our common stock at an exercise price of $1.60 per share. These options vest 25% on the first anniversary of the date of grant of the option and an additional 6.25% of the shares underlying the option shall vest at the end of each successive three-month period thereafter until the fourth anniversary of the date of grant of the option, subject to Dr. Cannell's continued service with us on applicable the vesting date.
On August 26, 2019, we granted Ms. Forbes options to purchase 280,000 shares of our common stock at an exercise price of $1.13 per share. These options vest 6.25% every three months over four years, subject to Ms. Forbes’ continued service with us on the applicable vesting date. On August 1, 2019, we granted Ms. Forbes options purchase 240,000 shares of our common stock at an exercise price of $1.16 per share. These options vest 25% on the first anniversary of the date of grant of the option and an additional 6.25% of the shares underlying the option shall vest at the end of each successive three-month period thereafter until the fourth anniversary of the date of grant of the option, subject to Ms. Forbes' continued service with us on applicable the vesting date.
On August 1, 2019, we granted Mr. Sullivan options to purchase 200,000 shares of our common stock at an exercise price of $1.16 per share. These options vest 6.25% every three months over four years, subject to Mr. Sullivan’s continued service with us on the applicable vesting date. On February 27, 2019, we granted Mr. Sullivan options purchase 260,000 shares of our common stock at an exercise price of $1.00 per share. These options vest 25% on the first anniversary of the date of grant of the option and an additional 6.25% of the shares underlying the option shall vest at the end of each successive three-month period thereafter until the fourth anniversary of the date of grant of the option, subject to Mr. Sullivan's continued service with us on applicable the vesting date.
Outstanding Equity Awards at December 31, 2019
The following table sets forth information regarding all outstanding stock options held by each of our named executive officers as of December 31, 2019.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Thomas R. Cannell, D.V.M.	421,875	1,350,000	(1)	1.60	8/7/2028
	187,500	1,000,000	(2)	0.8285	2/21/2029
Monica Forbes	—	240,000	(3)	1.16	8/1/2029
	17,500	280,000	(4)	1.13	8/26/2029
Mark R. Sullivan	—	260,000	(5)	1.00	2/27/2029
	12,500	200,000	(6)	1.16	8/1/2029

(1)
Vests over four years, with 25% of the shares underlying the option vesting on August 7, 2019, the first anniversary of the grant date, and 6.25% of the shares underlying the option vesting quarterly thereafter until the fourth anniversary of the grant date.

(2)	Vests over four years, with 6.25% of the shares underlying the option vesting quarterly until the fourth anniversary of the grant date.

(3)
Vests over four years, with 25% of the shares underlying the option vesting on August 1, 2020, the first anniversary of the grant date, and 6.25% of the shares underlying the option vesting quarterly thereafter until the fourth anniversary of the grant date.

(4)	Vests over four years, with 6.25% of the shares underlying the option vesting quarterly until August 26, 2023, the fourth anniversary of the grant date.

(5)
Vests over four years, with 25% of the shares underlying the option vesting on February 27, 2020, the first anniversary of the grant date, and 6.25% of the shares underlying the option vesting quarterly thereafter until the fourth anniversary of the grant date.

(6)	Vests over four years, with 6.25% of the shares underlying the option vesting quarterly until August 1, 2023, the fourth anniversary of the grant date.

Potential Payments to Named Executive Officers Upon Termination or Change in Control Transaction
Pursuant to their respective employment agreements with the Company, upon execution and effectiveness of a release of claims, each of Dr. Cannell, Ms. Forbes and Mr. Sullivan will be entitled to severance payments if his or her employment is terminated under specified circumstances.
Dr. Cannell. If we terminate Dr. Cannell’s employment without cause, as defined in his employment agreement, or if Dr. Cannell terminates his employment with us for good reason, as defined in his employment agreement, absent a change in control transaction, as defined in his employment agreement, we are obligated to (i) pay Dr. Cannell’s base salary for a period of 12 months, payable in accordance with our then-current payroll practices, (ii) pay Dr. Cannell an amount equal to his target bonus payment for the year in which the termination of employment occurs, prorated for the portion of the year in which he was employed, and, (iii) to the extent allowed by applicable law and the applicable plan documents, continue to provide Dr. Cannell and certain of his dependents with group health and dental insurance for a period up to 12 months.
If we terminate Dr. Cannell’s employment without cause or if Dr. Cannell terminates his employment with us for good reason, in each case within 18 months following a change in control transaction, we are obligated to (i) pay Dr. Cannell an amount equal to his base salary for 24 months, payable in accordance with our then-current payroll practices, (ii) pay Dr. Cannell an amount equal to two times his target bonus payment for the year in which the termination of employment occurs, (iii) accelerate in full the vesting of all of Dr. Cannell’s outstanding equity awards and, (iv) to the extent allowed by applicable law and the applicable plan documents, continue to provide Dr. Cannell and certain of his dependents with group health and dental insurance for a period of up to 24 months.
Ms. Forbes. If we terminate Ms. Forbes' employment without cause, as defined in her employment agreement, or if Ms. Forbes terminates her employment with us for good reason, as defined in her employment agreement, absent a change in control transaction, as defined in her employment agreement, we are obligated to (i) pay Ms. Forbes' base salary for a period of 12 months, payable in accordance with our then-current payroll practices and, (ii) to the extent allowed by applicable law and the applicable plan documents, continue to provide Ms. Forbes and certain of her dependents with group health and dental insurance for a period of up to 12 months. If we terminate Ms. Forbes employment without cause or if Ms. Forbes terminates her employment with us for good reason, in each case within 12 months following a change in control transaction, we are obligated to: (i) pay Ms. Forbes' base salary for a period of 12 months, paid in accordance with our then-current payroll practices, (ii) continue, to the extent allowed by applicable law and the applicable plan documents, to provide Ms. Forbes and certain of her dependents with group health and dental insurance for a period of 12 months, and (iii) accelerate in full the vesting of all of Ms. Forbes' outstanding equity awards.
Mr. Sullivan. If we terminate Mr. Sullivan's employment without cause, as defined in his employment agreement, or if Mr. Sullivan terminates his employment with us for good reason, as defined in his employment agreement, absent a change in control transaction, as defined in his employment agreement, we are obligated to (i) Mr. Sullivan’s base salary for a period of 12 months, payable in accordance with our then-current payroll practices and, (ii) to the extent allowed by applicable law and the applicable plan documents, continue to provide Mr. Sullivan and certain of her or his dependents with group health and dental insurance for a period of up to 12 months. If we terminate Mr. Sullivan’s employment without cause or if Mr. Sullivan terminates his employment with us for good reason, in each case within 12 months following a change in control transaction, we are obligated to: (i) pay Mr. Sullivan’s base salary for a period of 12 months, paid in accordance with our then-current payroll practices, (ii) continue, to the extent allowed by applicable law and the applicable plan documents, to provide Mr. Sullivan and certain of her or his dependents with group health and dental insurance for a period of 12 months, and (iii) accelerate in full the vesting of all of Mr. Sullivan's outstanding equity awards.
Taxation. To the extent that any severance or other compensation payment to Dr. Cannell, Ms. Forbes or Mr. Sullivan pursuant to his or her employment agreement or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or the Code, then he or she will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999 of the Code, whichever provides the executive with the highest amount on an after-tax basis.
401(k) Plan
We maintain a defined contribution 401(k) retirement plan for our employees in which substantially all of our full-time U.S. employees are eligible to participate, including our executive officers. Participants may contribute a percentage of their annual compensation to this plan, subject to statutory limitations. We made matching contributions of $33,540 to the plan for the year ended December 31, 2019.

Limitation of Liability and Indemnification
Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law, or the DGCL, and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.
Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.
In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.
We maintain a general liability insurance policy that covers specified liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director and executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his or her service as one of our directors or executive officers.
Some of our non-employee directors may, through their relationships with their employers, be insured or indemnified against specified liabilities incurred in their capacities as members of our Board.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DIRECTOR COMPENSATION
Our non-employee directors are compensated for their services on our Board as follows:

Compensation(1)
Annual Board Cash Retainer	$40,000
Additional Retainer for Non-Executive Chair of the Board	$30,000
Additional Retainers for Committee Chairs
• Audit	$15,000
• Compensation	$10,000
• Nominating and Corporate Governance	$8,000
Additional Retainers for Committee Members
• Audit	$7,500
• Compensation	$5,000
• Nominating and Corporate Governance	$4,000
Annual Equity Award (non-employee directors)	59,000 shares of common stock
Initial Equity Award (non-employee directors)	118,000 shares of common stock

(1)
On February 13, 2020, our compensation committee, based on a Radford market analysis of public pre-commercial biopharmaceutical companies with less than 100 employees and market capitalizations between $50 million and $200 million, approved certain changes in our non-employee director compensation to align with companies in the 50th percentile of the Radford market analysis. As a result, the annual Board cash retainer for our non-executive directors was increased from $35,000 to $40,000, the additional retainer for the non-executive Chair of our Board was decreased from $47,500 to $30,000, the annual retainer for the Chair of our nominating and corporate governance committee was increased from $7,500 to $8,000, the annual retainer for our nominating and corporate governance committee members was increased from $3,750 to $4,000, the annual equity award to our non-employee directors was increased from 52,500 shares of common stock to 59,000 shares of common stock, the initial equity award to our non-employee directors was increased from 105,000 shares of common stock to 118,000 shares of common stock, and the additional annual equity award to our non-executive Chair of the Board was eliminated.

The stock options granted to our non-employee directors will have an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years after the date of grant. The initial stock options granted to our non-employee directors will, subject to the director’s continued service on our Board, vest monthly in equal amounts over a three-year period following the grant date. The annual stock options granted to our non-employee directors will, subject to the director’s continued service on our Board, vest monthly in equal amounts over a one-year period following the grant date.
Each annual cash fee will be payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board.
Each member of our Board will also be entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee on which he or she serves.
The table below shows all compensation to our non-employee directors during 2019.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Wendy L. Dixon, Ph.D. (2)	107,500	103,776	211,276
Leslie L. Dan, B.Sc., Phm., M.B.A., C.M. (3)	19,005	51,888	70,893
Jay Duker, M.D.	38,750	51,888	90,638
Jane V. Henderson	59,750	51,888	111,638
Daniel S. Lynch	48,500	51,888	100,388

(1)
Immediately following the annual meeting of stockholders held on June 19, 2019, Dr. Dixon, Mr. Dan, Dr. Duker, Ms. Henderson and Mr. Lynch each received an option to purchase 52,500 shares of our common stock at an exercise price of $1.48 per share. Dr. Dixon received an additional 52,500 shares of our common stock at an exercise price of $1.48 per share as Chair of our Board. These stock options vest over twelve months, with 1/12th of the shares underlying the option vesting at the end of each one-month period following June 19, 2019. The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board ASC Topic 718. See Note 12 to our financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2019 regarding assumptions underlying the valuation of equity awards.

(2)	Dr. Dixon resigned from our Board on February 24, 2020.

(3)	Mr. Dan retired from our Board on July 16, 2019.
During 2019, we did not provide any additional compensation to Dr. Cannell, our President and Chief Executive Officer, for his service as a director. Dr. Cannell compensation as a named executive officer is set forth above under “Executive Compensation - Summary Compensation Table.”
The table below shows all stock options held by each of our non-employee directors as of December 31, 2019.

Name	Stock Options Outstanding (#)
Wendy L. Dixon, Ph.D. (1)	250,359
Jay Duker, M.D.	137,287
Jane V. Henderson	158,349
Daniel S. Lynch	219,767

(1)	Dr. Dixon resigned from our Board on February 24, 2020.

AUDIT-RELATED MATTERS
Audit Committee Report
The audit committee of the Board of Sesen Bio, Inc. has reviewed Sesen’s audited financial statements for the fiscal year ended December 31, 2019 and discussed them with Sesen’s management and Ernst & Young LLP, Sesen’s independent registered public accounting firm.
The audit committee has received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to the audit committee, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.
The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and has discussed with Sesen’s independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to Sesen’s Board that the audited financial statements referred to above be included in Sesen’s Annual Report on Form 10-K for the year ended December 31, 2019.
By the audit committee of the Board of Sesen Bio, Inc.
Jane V. Henderson
Daniel S. Lynch
Jason A. Keyes
Audit Fees and Services
Ernst & Young LLP provided audit and tax services to us consisting of the audit of our 2019 and 2018 financial statements and tax compliance services. The following table summarizes the fees for Ernst & Young LLP services to us for the last two fiscal years.

Fee Category	Fiscal Year 2019	Fiscal Year 2018
Audit Fees(1)	$1,129,201	$547,179
Audit-Related Fees(2) (3)	188,205	145,000
Tax Fees(4)	14,000	18,476
All Other Fees(5)	27,420	—
Total Fees	$1,358,826	$710,655

(1)	Audit fees consist of fees for the audit of our annual financial statements.

(2)
Audit-related fees for fiscal year 2019 were incurred in connection with our underwritten public offering in June 2019, our prospectus supplement filed with the SEC in November 2019, our registration statement on Form S-8 filed with the SEC in May 2019, and our registration statement on Form S-8 filed with the SEC in November 2019.

(3)
Audit-related fees for fiscal year 2018 were incurred in connection with our registered direct offering in March 2018, our underwritten public offering in June 2018, our registration statement on Form S-8 filed with the SEC in May 2018, our registration statement on Form S-3 filed with the SEC in March 2018, as amended in May 2018, and our registration statement on Form S-3 filed with the SEC in May 2018.

(4)
Tax fees for fiscal years 2019 and 2018 consist of fees for tax compliance services relating primarily to the preparation of our U.S. and various state tax returns. For fiscal year 2018, fees also consist of routine on-call tax advisory fees.

(5)
Other fees for fiscal year 2019 relate to services rendered related to our recovery of German VAT taxes paid in 2019 for the shipment of our drug substance from the United States to Germany. There were no other fees for fiscal year 2018.

In 2014, the audit committee adopted a formal policy concerning approval of audit and non-audit services to be provided to us by our independent registered public accounting firm. The policy requires that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, be pre-approved by the audit committee, provided that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Board pre-approved all audit and non-audit services provided by Ernst & Young LLP during fiscal year 2019 and 2018.

MATTERS TO BE VOTED ON
Proposal 1: Election of Class III Director
In accordance with the terms of our Restated Certificate of Incorporation and our Amended and Restated By-laws, our Board is divided into three classes, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The members of the classes are divided as follows:

•	Class I: Thomas R. Cannell and Carrie L. Bourdow, and their term expires at the annual meeting of stockholders to be held in 2021.

•	Class II: Jay S. Duker and Jason A. Keyes, and their term expires at the annual meeting of stockholders to be held in 2022.

•	Class III: Jane V. Henderson and Daniel S. Lynch, and their term expires at the 2020 Annual Meeting.
At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Ms. Henderson and Mr. Lynch are current directors whose terms expire at the 2019 Annual Meeting. Ms. Henderson is nominated for re-election as a Class III director, with a term expiring at the annual meeting of stockholders to be held in 2023, or our 2023 Annual Meeting, and upon the election and qualification of her successor. In accordance with our certificate of incorporation and by-laws, our Board has made the determination to reduce the size of the Board, effective as of the 2020 Annual Meeting, to five (5) members with Class III thereafter consisting of only one (1) member. Further, our Board has chosen not to nominate a second director to stand for election as a Class III director at the 2020 Annual Meeting. Accordingly, Mr. Lynch will no longer serve as a member of the Board as of the 2020 Annual Meeting and the size of the Board will be reduced, effective as of the 2020 Annual Meeting, to five (5) members and Class III will consist of only one (1) member. Biographical information and the attributes, skills and experience of each nominee that led our Nominating and Corporate Governance Committee and our Board to determine that such nominee should serve as a director are discussed in the "Board of Directors - Members of Our Board of Directors” section of this Proxy Statement.
Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of the nominee identified above for a three-year term ending at our 2023 Annual Meeting, such nominee to hold office until her successor has been duly elected and qualified. Stockholders who do not wish for their shares to be voted for the nominee may so indicate by striking out the name of such nominee on the proxy card. The nominee has indicated her willingness to serve on our Board, if elected. If the nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our Board. We do not contemplate that the nominee will be unable to serve if elected.
Vote Required and Recommendation of Our Board of Directors
The director nominee receiving the highest number of FOR votes shall be elected to our Board, to serve until our 2023 Annual Meeting or until such person's successor is qualified and elected. Our Board recommends that you vote FOR the election of the nominee as a director.

Proposal 2: To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:3 to 1:10, such ratio to be determined in the discretion of our Board
General
Our Board has adopted and is recommending that our stockholders approve a proposed amendment to our Restated Certificate of Incorporation in substantially the form attached hereto as Annex A, to effect a reverse stock split of our outstanding shares of common stock at a ratio within a range from 1:3 to 1:10, with the final ratio to be determined by our Board, in its sole discretion, following stockholder approval. If the stockholders approve and adopt the proposed amendment to effect the reverse stock split, and our Board decides to implement it, the reverse stock split will become effective on the date of the filing of the proposed amendment with the Secretary of State of the State of Delaware.
The reverse stock split will be realized simultaneously for all outstanding common stock and the ratio determined by our Board will be the same for all outstanding shares of common stock. The reverse stock split will affect all holders of shares of our common stock uniformly and each stockholder will hold the same percentage of our common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The proposed amendment will not reduce the number of authorized shares of common stock (which will remain at 200,000,000) or preferred stock (which will remain at 5,000,000) or change the par values of our common stock (which will remain at $0.001 per share) or preferred stock (which will remain at $0.001 per share).
Background
Our common stock is currently quoted on The Nasdaq Global Market and we are therefore subject to its continued listing requirements, including requirements with respect to the market value of publicly-held shares, market value of listed shares, minimum bid price per share, and minimum stockholder's equity, among others, and requirements relating to board and committee independence. If we fail to satisfy one or more of the requirements, we may be delisted from Nasdaq.
On March 2, 2020, we received notice, or the Notice, from Nasdaq that we are not currently in compliance with the $1.00 minimum closing bid price requirement of Nasdaq Listing Rule 5450(a)(1). The Notice indicated that, consistent with Nasdaq Listing Rule 5810(c)(3)(A), we have until August 31, 2020 to regain compliance with the minimum bid price requirement by having the closing bid price of our common stock meet or exceed $1.00 per share for at least ten consecutive business days. If we do not regain compliance by August 31, 2020, we may be subject to delisting.
Purpose of the Proposed Reverse Stock Split
Our Board’s primary objective in proposing the reverse stock split is to raise the per share trading price of our common stock. In particular, this will help us to maintain the listing of our common stock on The Nasdaq Global Market.
Delisting from The Nasdaq Global Market may adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.
If we are delisted from The Nasdaq Global Market and we are not able to list our common stock on another exchange, our common stock could be quoted on the OTC Bulletin Board or in the “pink sheets.” As a result, we could face significant adverse consequences including, among others:

•	a limited availability of market quotations for our securities;

•
a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and little or no analyst coverage for us;

•	we would no longer qualify for exemptions from state securities registration requirements, which may require us to comply with applicable state securities laws; and

•	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3) or obtain additional financing in the future.
Our Board believes that the proposed reverse stock split is a potentially effective means for us to maintain compliance with the Nasdaq listing rules and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the Nasdaq Global Market by producing the immediate effect of increasing the bid price of our common stock.
Increase the Market Price of our Common Stock to a Level More Appealing for Investors
We also believe that the reverse stock split could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced securities to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore more likely to have fewer third-party analysis of the Company available to investors. We believe that the reduction in the number of issued and outstanding shares of our common stock caused by the reverse stock split, together with the anticipated increased stock price immediately following and resulting from the reverse stock split, may encourage interest and trading in our common stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for our common stock than that which currently exists.
We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our common stock will occur. Our Board cannot predict with certainty what effect the reverse stock split will have on the market price of our common stock, particularly over the longer term. Some investors may view a reverse stock split negatively, which could result in a decrease in our market capitalization. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares. We cannot provide you with any assurance that our shares will qualify for, or be accepted for, listing on a national securities exchange. As a result, the trading liquidity of our common stock may not improve. In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances.
Determination of Ratio
The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1:3 and not more than 1:10, as determined by our Board in its sole discretion. In determining the reverse stock split ratio, our Board will consider numerous factors, including:

•	the historical and projected performance of our common stock;

•	prevailing market conditions;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock;

•	our capitalization (including the number of shares of our common stock issued and outstanding);

•	the prevailing trading price for our common stock and the volume level thereof; and

•	potential devaluation of our market capitalization as a result of a reverse stock split.
The purpose of asking for authorization to amend our Restated Certificate of Incorporation to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give our Board the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.
Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, if our Board decides to implement a 1-for-5 reverse stock split of our common stock, then a stockholder holding 10,000 shares of our common stock before the reverse stock split would instead hold 2,000 shares of our common stock immediately after the reverse stock split. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company (except to the extent that the reverse stock split would result in any stockholders receiving cash in lieu of fractional shares) or proportionate voting power as described below.
The principal effect of the reverse stock split will be that (i) the number of shares of common stock issued and outstanding will be reduced from 109,988,768 shares as of the Record Date to a number of shares between and including one-third to one-tenth that amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options or warrants, as applicable, between and including one-third to one-tenth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options or warrants, as applicable, immediately preceding the reverse stock split at an exercise price equal to between and including three to ten times the exercise price specified before the reverse stock split, resulting in essentially the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse stock split, as the case may be based on the ratio for the reverse stock split as determined by our Board (iii) the number of shares reserved for future issuance pursuant to our 2014 Equity Incentive Plan will be reduced to between and including one-third to one-tenth of the number of shares currently included in such plan, as the case may be based on the ratio for the reverse stock split as determined by our Board; and (iv) the number of shares reserved for future issuance pursuant to our 2014 Stock Incentive Plan will be reduced to between and including one-third to one-tenth of the number of shares currently included in such plan, as the case may be based on the ratio for the reverse stock split as determined by our Board.
The following table, which is for illustrative purposes only, illustrates the effects of the reverse stock split at certain exchange ratios within the 1:3 to 1:10 range, without giving effect to any adjustments for fractional shares of common stock, on our outstanding shares of common stock and authorized shares of capital stock as of March 27, 2020.

	Before Reverse Stock Split	After Reverse Stock Split

		1-for-3	1-for-7	1-for-10
Common Stock Authorized	200,000,000	200,000,000	200,000,000	200,000,000
Preferred Stock Authorized	5,000,000	5,000,000	5,000,000	5,000,000
Common Stock Issued and Outstanding	109,988,768	36,662,923	15,712,681	10,998,877
Common Stock Underlying Options and Warrants	32,363,368	10,787,789	4,623,338	3,236,337
Common Stock Available for Grant under 2014 Stock Incentive Plan	5,606,422	1,868,807	800,917	560,642
Common Stock Available for Grant under 2014 Employee Stock Purchase Plan	28,186	9,395	4,027	2,819
Total Common Stock Authorized but Unreserved	52,013,256	150,671,086	178,859,037	185,201,325

The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.
Accounting Matters
The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced to between and including one-

third to one-tenth of its present amount, as the case may be, based on the ratio for the reverse stock split as determined by our Board, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.
Effect of Authorized but Unissued Shares
The reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of common stock. The number of authorized shares of common stock will not be decreased and will remain at 200,000,000. Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for issuance will be increased. See the table above under the caption “Principal Effects of the Reverse Stock Split” that shows the number of unreserved shares of common stock that would be available for issuance at various reverse stock split ratios.
Our Board believes that we will need to raise additional capital in the ordinary course of business. In addition, we may issue shares to acquire other companies or assets or engage in business combination transactions. As of the date of this Proxy Statement, we have no specific plans, arrangements or understandings, whether written or oral, with respect to the increase in shares available for issuance as a result of the reverse stock split.
Potential Anti-Takeover and Dilutive Effects
The purpose of the reverse stock split is not to establish any barriers to a change of control or acquisition of the Company. However, because the number of authorized shares of common stock will remain at 200,000,000, this proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the outstanding shares of our common stock and could, under certain circumstances, have an anti-takeover effect. Shares of common stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. After implementation of the proposed amendment, our Board will continue to have authority under the provisions of our Restated Certificate of Incorporation to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the Nasdaq listing standards, assuming we remain listed on The Nasdaq Global Market. Our Board is not aware of any attempt to take control of our business and has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the reverse stock split.
In addition, if we do issue additional shares of our common stock, the issuance could have a dilutive effect on earnings per share and the book or market value of the outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of common stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.
Certain Risks Associated with the Reverse Stock Split
Before voting on this proposal, you should consider the following risks associated with the implementation of the reverse stock split:

•
Although we expect that the reverse stock split will result in an increase in the market price of our common stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of common stock outstanding or result in a permanent increase in the market price. The effect the reverse stock split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

•
The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•
While our Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates
If the reverse stock split is approved by our stockholders, the reverse stock split would become effective at such time as it is deemed by our Board to be in the best interests of the Company and its stockholders and we file the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Even if the reverse stock split is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the reverse stock split. Upon the filing of the amendment, all the old common stock will be converted into new common stock as set forth in the amendment.
As soon as practicable after the effective time of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. If you hold shares of our common stock in a book-entry form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split with instructions on how to exchange your shares. After you submit your completed transmittal letter, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the reverse stock split indicating the number of post-reverse stock split shares of our common stock you hold.
Some stockholders hold their shares of our common stock in certificate form or a combination of certificate and book-entry form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described below under “Treatment of Fractional Shares.” We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Beginning on the effective time of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.
Treatment of Fractional Shares
Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, we will pay to each registered stockholder, in cash, the value of any fractional share interest in our common stock arising from the reverse stock split. Those registered stockholders who hold their shares in certificate form will receive a cash payment for their fractional interest, if applicable, following the surrender of their pre-reverse stock split stock certificates for post-reverse stock split shares. The cash payment would equal the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price of the common stock as reported on The Nasdaq Global Market (or other market on which the Company’s common stock is listed), as of the effective date of the reverse stock split. This cash payment may be subject to applicable U.S. federal, state and local income tax.
No transaction costs will be assessed on stockholders for the cash payment. Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date payment is made for their fractional share interest in our common stock. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the effective date of the reverse stock split to receive at least one share in the reverse stock split and you want to continue to hold our common stock after the split, you may do so by either:

•	purchasing a sufficient number of shares of our common stock; or

•
if you have shares of common stock in more than one account, consolidating your accounts, so that in each case you hold a number of shares of our common stock in each of your accounts prior to the reverse stock split that would entitle you to receive at least one share of our common stock on a post-reverse stock split basis. Common stock held in registered form (that is, shares held by you in your own name on the Company’s share register maintained by its transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split.

After the reverse stock split, then-current stockholders would have no further interest in the Company with respect to their fractional shares. A person otherwise entitled to a fractional share interest would not have any voting, dividend or other rights in respect of his or her fractional interest except to receive the cash payment as described above. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than that number of pre-split shares within the exchange ratio that is determined by the Board as described above. Reducing the number of post-split stockholders, however, is not the purpose of this proposal or the reverse stock split.
No Dissenter’s Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to the reverse stock split or the corresponding amendment to our Restated Certificate of Incorporation to effect the reverse stock split and we will not independently provide our stockholders with any such right.
U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of important tax considerations of the reverse stock split. It addresses only stockholders who hold our common stock as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.
The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Assuming the reverse stock split qualifies as reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest. The aggregate tax basis of the post-reverse stock split shares received will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse stock split shares received will include the holding period of the pre-reverse stock split shares exchanged.
A holder of the pre-reverse stock split shares who receives cash will generally be treated as having exchanged a fractional share interest for cash in a redemption by us. The amount of any gain or loss will be equal to the difference between the portion of the tax basis of the pre-reverse stock split shares allocated to the fractional share interest and the cash received and generally should be capital gain or loss and generally would be a long-term gain or loss to the extent that the holder’s holding period exceeds 12 months.
The foregoing views are not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his, her or its own tax advisor with respect to all of the potential tax consequences to him, her or it of the reverse stock split.
Vote Required and Recommendation of Our Board of Directors

The approval of Proposal 2 requires the affirmative vote of a majority of our outstanding shares of our common stock. The Board recommends that stockholders vote FOR on Proposal 2 to approve the amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:3 to 1:10, such ratio to be determined in the discretion of our Board.

Proposal 3: To Ratify the Selection of Ernst & Young LLP as Sesen Bio’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020
The audit committee of our Board has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Ernst & Young LLP has served as our independent registered public accounting firm since the fiscal year ended December 31, 2010. Although stockholder approval of the selection of Ernst & Young LLP is not required by law or Nasdaq rules, our audit committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the 2020 Annual Meeting, our audit committee may reconsider this selection.
Representatives of Ernst & Young LLP are expected to attend the 2020 Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.
Vote Required and Recommendation of Our Board of Directors
The approval of Proposal 3 requires the affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter. The Board recommends that stockholders vote FOR on Proposal 3 to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Proposal 4: Non-Binding Advisory Vote on Named Executive Officer Compensation
The following resolution will be presented at the 2020 Annual Meeting for stockholder approval:
"RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement for its 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative disclosures that accompany the compensation tables."
This advisory vote is commonly referred to as a "Say-on-Pay" vote and is required by Section 14A of the Exchange Act. Because this is an advisory vote, the stockholder vote will not be binding on us. Nevertheless, our compensation committee and Board value the opinions expressed by our stockholders and will take the outcome of the vote into account in future determinations concerning our executive compensation program.
Our executive compensation programs are designed to attract, motivate and retain our executive officers, who are critical to our success. We believe that meaningful performance incentives and a mix of long-term and short-term compensation, cash and non-cash compensation and forms of non-cash compensation that we utilize as part of our executive compensation program, align the interests of our executive officers and stockholders and reward our executive officers for the achievement of our near-term and longer-term financial and strategic goals. For additional information regarding our executive compensation programs and the compensation paid to our named executive officers, see "Executive Compensation" section of this Proxy Statement.

Vote Required and Recommendation of Our Board of Directors
The approval of Proposal 4 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. The Board recommends that stockholders vote FOR on Proposal 4 to approve, on a non-binding advisory basis, the compensation paid to our named executive officers, as stated in the above resolution.

Proposal 5: Non-Binding Advisory Vote on the Frequency of Future Named Executive Officer Compensation Advisory Votes
In Proposal 4 above, we are providing our stockholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this proposal, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future “say-on-pay” votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain from voting. This proposal, which is often referred to as a “say-on-frequency” proposal, also is required by Section 14A of the Exchange Act.
Under Section 14A of the Exchange Act, now that we no longer qualify as an “emerging growth company” we are required to solicit stockholder advisory votes on the frequency of future “say-on-pay” votes at least once every six years. Accordingly, we are providing stockholders with the opportunity to cast an advisory vote on whether they would prefer future “say-on-pay” votes on an annual basis, once every two years or once every three years.
Because this proposal calls for a non-binding advisory vote, our Board and our compensation committee may determine to hold “say-on-pay” votes more or less frequently than the option selected by our stockholders (though no less frequently than once every three years). However, our Board and our compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of future “say-on-pay” votes. We expect that the next “say-on-frequency” vote will occur at the 2026 Annual Meeting of Stockholders.
After careful consideration, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate for a company such as Sesen, and recommends that stockholders vote for a frequency of “1 YEAR” for future advisory votes on executive compensation. Our Board believes that an annual advisory vote will enable our stockholders to provide timely, direct input on our executive compensation program as disclosed in the proxy statement each year, and is consistent with our efforts to engage in an ongoing dialogue with our stockholders. Our compensation committee, which administers the executive compensation program, values the opinions expressed by our stockholders in these votes, and even though non-binding, will continue to consider the outcome of these votes in making its decisions on executive compensation.

Vote Required and Recommendation of the Board of Directors
The approval of Proposal 5 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. However, because stockholders have several voting choices with respect to the proposal on the frequency of future non-binding votes on executive compensation, it is possible that no single choice will receive a majority vote. In light of the foregoing, the Board of Directors will consider the outcome of the vote when determining the frequency of future non-binding votes on executive compensation. Abstentions will have the effect of an AGAINST vote on this proposal. Broker non-votes will have no effect on the outcome of this proposal. Moreover, because this vote is non-binding, the Board may determine the frequency of future advisory votes on executive compensation in its discretion. The Board recommends that stockholders select “1 YEAR” on the proposal recommending the frequency of advisory votes on named executive officer compensation.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth information concerning the awards that may be issued under our 2009 Stock Incentive Plan, our 2014 Stock Incentive Plan, our 2014 Employee Stock Purchase Plan, or under separate inducement awards as of December 31, 2019.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options and warrants		Weighted-average exercise price of outstanding options and warrants(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders - options	4,136,384	(2)	1.51	8,781,208
Equity compensation plans not approved by security holders - options (3)	2,100,000	(4)	1.53	—
Total	6,236,384			8,781,208

(1)	Represents the weighted-average exercise price of outstanding stock options only.

(2)	Consists of outstanding stock options issued pursuant to our 2009 Stock Incentive Plan and our 2014 Stock Incentive Plan.

(3)
Our Board has not established any specific number of shares that could be issued without stockholder approval. Inducement grants to new employees are determined on a case-by-case basis. Other than possible inducement grants, we expect all equity awards will be made under stockholder-approved plans.

(4)
In September 2016, we issued 650,000 inducement equity awards outside our 2014 Stock Incentive Plan in accordance with Nasdaq Listing Rule 5635(c)(4). The inducement equity awards were, upon the recommendation of the Compensation Committee of our Board, approved by our Board and were made as an inducement material to (i) Stephen A. Hurly, our former President and Chief Executive Officer, (ii) Arthur DeCillis, M.D., our former Chief Medical Officer, (iii) Dr. Glen MacDonald and (iii) Gregory P. Adams, Ph.D., our former Chief Scientific Officer, in connection with each individual's acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). Each of the inducement grants expires on the day preceding the tenth anniversary of the grant date and vests over four years, with 25% of the original number of shares subject to the option vesting on the one year anniversary of the date of grant of the option and an additional 6.25% of the shares subject to the option vesting at the end of each successive three-month period following the one-year anniversary of the date of grant of the option, subject to the recipient’s continued service with us through the applicable vesting dates. The unvested portion of Dr. DeCillis’ inducement award was forfeited as of October 3, 2017, which was the effective date of his resignation, and the remaining vested but unexercised options cancelled on January 3, 2018. The unvested portion of Mr. Hurly’s inducement award was forfeited as of August 7, 2018, which was the date of his departure from us, and the remaining vested but unexercised options cancelled on November 7, 2018. The unvested portion of Dr. Adams' inducement award was forfeited as of March 31, 2019, which was the effective date of his resignation, and the remaining vested but unexercised options cancelled on June 30, 2019.

On August 7, 2018, in connection with the appointment of Dr. Cannell, we granted Dr. Cannell a non-statutory stock option to purchase 1,350,000 shares of our common stock. This grant was made in the form of an inducement equity award outside the 2014 Plan in accordance with Nasdaq Listing Rule 5635(c)(4). This stock option was granted with an effective grant date of August 7, 2018 and an exercise price of $1.60 per share (the closing price per share of our common stock on August 7, 2018). The stock option has a ten-year term and vests over a four-year period, with 25% percent of the shares underlying the stock option award vesting on the first anniversary of the date of grant and an additional 6.25% percent of the shares underlying the stock option vesting at the end of each successive three-month period following the one-year anniversary of the date of grant of the stock option, subject to Dr. Cannell’s continued service with us through the applicable vesting dates. The inducement equity award was approved by our Compensation Committee and was made as an inducement material to Dr. Cannell’s entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).
On August 1, 2019, in connection with the hiring of Ms. Forbes as our Vice President, Corporate Strategy and Investor Relations, we granted Ms. Forbes a non-statutory stock option to purchase 240,000 shares of our common stock. This grant was made in the form of an inducement equity award outside the 2014 Plan in accordance with Nasdaq Listing Rule 5635(c)(4). This stock option was granted with an effective grant date of August 1, 2019 and an exercise price of $1.16 per share (the closing price per share of our common stock on August 1, 2019). The stock option has a ten-year term and vests over a four-year period, with 25% percent of the shares underlying the stock option award vesting on the first anniversary of the date of grant and an additional 6.25% percent of the shares underlying the stock option vesting at the end of each successive three-

month period following the one-year anniversary of the date of grant of the stock option, subject to Ms. Forbes' continued service with us through the applicable vesting dates. The inducement equity award was approved by our Compensation Committee and was made as an inducement material to Ms. Forbes entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).
On September 3, 2019, in connection with the appointment of Omar Rifi to Vice President, Business Development and Alliance Management, we granted Mr. Rifi a non-statutory stock option to purchase 410,000 shares of our common stock. This grant was made in the form of an inducement equity award outside the 2014 Plan in accordance with Nasdaq Listing Rule 5635(c)(4). This stock option was granted with an effective grant date of September 3, 2019 and an exercise price of $1.07 per share (the closing price per share of our common stock on August 1, 2019). The stock option has a ten-year term and vests over a four-year period, with 25% percent of the shares underlying the stock option award vesting on the first anniversary of the date of grant and an additional 6.25% percent of the shares underlying the stock option vesting at the end of each successive three-month period following the one-year anniversary of the date of grant of the stock option, subject to Mr. Rifi's continued service with us through the applicable vesting dates. The inducement equity award was approved by our Compensation Committee and was made as an inducement material to Mr. Rifi entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

OWNERSHIP OF COMMON STOCK
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 27, 2020 by:

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

There is no person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock based on currently available Schedules 13D and 13G filed with the Securities and Exchange Commission.
The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 109,988,768 shares of our common stock outstanding as of March 27, 2020.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options and warrants that are currently exercisable or exercisable within 60 days after March 27, 2020 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of each beneficial owner is c/o Sesen Bio, Inc., 245 First Street, Suite 1800, Cambridge, Massachusetts 02142.

Name and Address of Beneficial Owner	Number of shares beneficially owned	Percentage of shares beneficially owned
Directors and Named Executive Officers:
Jay S. Duker, M.D. (1)	132,912	*
Jane V. Henderson (2)	153,974	*
Daniel S. Lynch (3)	286,271	*
Carrie L. Bourdow (4)	3,277	*
Jason A. Keyes (5)	3,277	*
Thomas R. Cannell, D.V.M. (6)	993,750	*
Monica Forbes (7)	81,250	*
Mark Sullivan (8)	135,000	*
All current executive officers and directors as a group (9 persons) (9)	2,161,200	2.0%

*	Less than one percent.

(1)	Consists of 132,912 shares of our common stock issuable upon the exercise of options exercisable within 60 days after March 27, 2020.

(2)	Consists of 153,974 shares of our common stock issuable upon the exercise of options exercisable within 60 days after March 27, 2020.

(3)	Includes 251,392 shares of our common stock issuable upon the exercise of options exercisable within 60 days after March 27, 2020.

(4)	Consists of 3,277 shares of our common stock, and 215,352 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 27, 2020.

(5)	Consists of 3,277 shares of our common stock, and 215,352 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 27, 2020.

(6)	Consists of 993,750 shares of our common stock issuable upon the exercise of options exercisable within 60 days after March 27, 2020.

(7)	Consists of 81,250 shares of our common stock issuable upon the exercise of options exercisable within 60 days after March 27, 2020.

(8)	Consists of 135,000 shares of our common stock issuable upon the exercise of options exercisable within 60 days after March 27, 2020.

(9)	Includes 2,090,321 shares of our common stock issuable upon the exercise of options exercisable within 60 days after March 27, 2020.
Section 16(a) Beneficial Ownership Reporting Compliance
Based solely on our review of copies of reports filed by individuals and entities required to make filings pursuant to Section 16(a) of the Exchange Act or written representations from such individuals or entities, we believe that during 2019 all filings required to be made by such individuals or entities were timely made in accordance with the Exchange Act.

OTHER MATTERS
Our Board does not know of any other matters that may come before the 2020 Annual Meeting. However, if any other matters are properly presented to the 2020 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.
Solicitation of Proxies
This proxy is solicited on behalf of our Board. We will bear the expenses connected with this proxy solicitation. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the Internet.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” notices of internet availability, proxy statements and annual reports. This means that only one copy of our Notice, or proxy statement, and annual report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at Sesen Bio, Inc., 245 First Street, Suite 1800 Cambridge, MA 02142, Attention: Corporate Secretary, or by calling (617) 444-8550. Any stockholder who wants to receive separate copies of the Notice, proxy statement or annual report in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address or phone number.
Deadline for Submission of Stockholder Proposals for 2021 Annual Meeting of Stockholders
Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2021, or the 2021 Annual Meeting, pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal offices, 245 First Street, Suite 1800 Cambridge, MA 02142, Attention: Corporate Secretary, no later than January 6, 2021, the date that is 120 days prior to the first anniversary of the date of this proxy statement, in order to be included in the proxy statement and proxy card relating to that meeting.
In addition, our by-laws establish an advance notice procedure for nominations for election to our Board and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, notice must be received at our principal offices at 245 First Street, Suite 1800 Cambridge, MA 02142, Attention: Corporate Secretary, not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2021 Annual Meeting, such a proposal must be received by us no earlier than February 19, 2021 and no later than March 20, 2021. However, if the date of the annual meeting is more than 20 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made, whichever first occurs. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the Board for the 2021 Annual Meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our by-laws which also specify requirements as to the form and content of a stockholder’s notice.

Annex A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF THE RESTATED CERTIFICATE OF INCORPORATION OF
SESEN BIO, INC.

Sesen Bio, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) for the purpose of amending its Restated Certificate of Incorporation, as amended, in accordance with the General Corporation Law of the State of Delaware, does hereby make and execute this Certificate of Amendment to the Restated Certificate of Incorporation, as amended, and does hereby certify that:

1. The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), so that effective upon the effective time of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, every [three] [four] [five] [six] [seven] [eight] [nine] [ten] shares of the Corporation’s common stock, par value $0.001 per share (hereinafter the “Common Stock”), issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”) and without increasing or decreasing the authorized number of shares of Common Stock or the Corporation’s preferred stock, par value $0.001 per share (hereinafter the “Preferred Stock”); provided, however, no fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split, and instead, the Corporation shall pay to each registered stockholder, in cash, the value of any fractional share interest in the Common Stock arising from the reverse stock split. The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent.

2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon at the annual meeting of stockholders of the Corporation held on May 6, 2019.

3. This amendment shall be effective as of 5:00 p.m., Eastern Time, on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, I have signed this Certificate this ________ day of ________, 2020.

Sesen Bio, Inc.

Thomas R. Cannell, D.V.M.
President and Chief Executive Officer

ANNUAL MEETING OF SESEN BIO INC.

Date:	Wednesday, May 6, 2020
Time:	8:00 A.M. (Eastern Daylight Time)
Website: :	www.proxydocs.com/SESN
Please make your marks like this: ☒ Use dark black pencil or pen only
The Board of Directors Recommends a Vote FOR the director nominee listed in proposal 1; FOR proposals 2, 3 and 4; and "1 YEAR" for proposal 5.

1:	To elect a class III director of our board of directors to serve until the 2023 Annual Meeting of Stockholders or until her successor has been duly elected and qualified.
(01) Jane V. Henderson

Vote For Nominee	Withhold Vote From Nominee
☐	☐

			For	Against	Abstain
2:
To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:3 to 1:10, such ratio to be determined by our Board of Directors.
			☐	☐	☐
			For	Against	Abstain
3:	To ratify the selection of Ernst & Young LLP as Sesen Bio’s independent registered public accounting firm for the fiscal year ending December 31, 2020.		☐	☐	☐
			For	Against	Abstain
4:	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement.		☐	☐	☐
		1 Year	2 Years	3 Years	Abstain
5:	To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

To attend the meeting and vote your shares please visit www.proxydocs.com/SESN for virtual meeting registration details.
Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Sesen Bio, Inc.
to be held on Wednesday May 6, 2020
for Holders as of March 27, 2020
This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET Go To www.proxypush.com/SESN • Cast your vote online 24 hours a day/7 days a week. • Have your Proxy Card/Voting Instructions Form ready. • View Meeting Documents.	OR MAIL	TELEPHONE (866) 221-8259 • Use any touch-tone telephone toll-free 24 hours a day/7 days a week. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.
The undersigned hereby appoints Thomas R. Cannell, D.V.M. and Mark R. Sullivan, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Sesen Bio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2, 3 AND 4 AND “1 YEAR” FOR ITEM 5. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.
All votes delivered must be received by 11:59 P.M., Eastern Daylight Time, May 5, 2020.

PROXY TABULATOR FOR
Sesen Bio, Inc. c/o MEDIANT COMMUNICATIONS
P.O. BOX 8016
CARY, NC 27512-9903

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